SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 12, 1999



                              NBC ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)



            DELAWARE                    333-48225                 47-0793347
(State or other jurisdiction of       (Commission              (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)



                             4700 SOUTH 19TH STREET
                             LINCOLN, NE 68501-0529
                    (Address of Principal executive offices)



                                 (402) 421-7300
              (Registrant's telephone number, including area code)

    ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective November 12, 1999, Nebraska Book Company, Inc. ("NBC"), a wholly-owned subsidiary of NBC Acquisition Corp. ("the Company"), acquired certain assets and liabilities of Michigan College Book Company, Inc. and Ned's Berkeley Book Company, Inc. (collectively referred to as "Ned's Bookstores"), an independent college bookstore operation owned by Ned and Fred Shure and Jack Barenfanger with 11 retail bookstores located in Michigan and California. The gross purchase price, including the assumption of liabilities and a covenant not to compete, was approximately $10.8 million. The net purchase price, which reflects average net working capital, was approximately $10.2 million. The purchase price was determined based upon arms length negotiations between NBC and Ned's Bookstores. NBC will account for this acquisition under the purchase method of accounting.

        The acquisition of Ned's Bookstores was originally funded by available cash. Subsequent to November 12, 1999, a portion of the purchase price was funded through an approximately $4.6 million capital contribution from the Company to NBC. The Company raised the $4.6 million in proceeds from the issuance of 87,922 shares of the Company's Class A Common Stock to certain shareholders, including HWH Capital Partners, L.P. and members of senior management.


    ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (a)  Financial Statements of Businesses Acquired (Pages 3-11)

               Audited Financial Statements of Michigan College Book Company, Inc. and Related Company:
                  Independent Auditors' Report
                  Combined Balance Sheet as of September 30, 1999
                  Combined Statement  of  Operations  for  the nine months ended
                      September 30, 1999
                  Combined Statement of Stockholders Equity for  the nine months ended September 30, 1999
                  Combined  Statement  of Cash Flows for the nine  months  ended
                      September 30, 1999
                  Notes to Combined Financial Statements

   (b)  Pro Forma Financial Information (Pages 12-20)

            Unaudited Pro Forma Combined Balance Sheet as of September 30, 1999 Notes to Unaudited Pro Forma Combined Balance Sheet
            Unaudited Pro Forma Combined Statement of Operations for the six months ended September 30, 1999 and year ended March 31, 1999
            Notes to Unaudited Pro Forma Combined Statement of Operations

   (c)  Exhibits

            2.1 Agreement of Sale,  dated as  of September 30, 1999 between  and
                among  Nebraska  Book  Company,  Inc.,  Michigan  College   Book
                Company, Inc., Ned's Berkeley Book Company, Inc., Ned Shure, Fred Shure, and Jack Barenfanger*

--------------------------------------------------------------------------------
        * - Previously Filed

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Michigan College Book Company, Inc.
Ned's Berkeley Book Company, Inc.
Ypsilanti, Michigan

We have audited the accompanying combined balance sheet of Michigan College Book Company, Inc. and related company (the "Company") as of September 30, 1999, and the related combined statements of operations, stockholders equity, and cash flows for the nine months ended September 30, 1999. The combined financial statements include the accounts of Michigan College Book Company, Inc. and related company, Ned's Berkeley Book Company, Inc. These companies are under common ownership and common management. These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Company as of September 30, 1999, and the combined results of their operations and their combined cash flows for the nine months ended September 30, 1999 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
October 29, 1999

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

COMBINED BALANCE SHEET
SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                        $ 1,386,240
  Receivables, net (Note C)                                            996,681
  Inventories (Note E)                                               3,337,354
  Prepaid expenses                                                      32,311
                                                                   -----------
           Total current assets                                      5,752,586
                                                                   -----------

PROPERTY AND EQUIPMENT (Note F)                                      1,046,215
Less accumulated depreciation                                         (683,833)
                                                                   -----------
                                                                       362,382
                                                                   -----------

Other assets                                                            14,900
Long-term notes receivable, net (Note D)                             1,769,602
                                                                   -----------

                                                                   $ 7,899,470
                                                                   ===========

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                 $ 5,459,778
  Accrued expenses                                                     574,828
  Notes payable (Note G)                                               303,919
  Notes payable with related parties (Note D)                          544,999
                                                                   -----------
           Total current liabilities                                 6,883,524
                                                                   -----------

COMMITMENTS (Note I)

STOCKHOLDERS EQUITY (Note A):
  Common stock, voting, authorized 150,000 shares of                     6,000
    $1 par value; issued and outstanding 6,000 shares
  Additional paid-in capital                                            60,168
  Retained earnings                                                  1,393,111
                                                                   -----------
                                                                     1,459,279
  Less notes receivable from stockholders (Note D)                    (443,333)
                                                                   -----------
           Total stockholder's equity                                1,015,946
                                                                   -----------

                                                                   $ 7,899,470
                                                                   ===========

See notes to combined financial statements.

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


REVENUES, net of returns                                           $17,494,169

COSTS OF SALES                                                      11,401,753
                                                                   -----------

Gross profit                                                         6,092,416
                                                                   -----------

OPERATING EXPENSES:
Selling, general and administrative                                  3,498,117
Depreciation                                                            38,240
                                                                   -----------

                                                                     3,536,357
                                                                   -----------

INCOME FROM OPERATIONS                                               2,556,059

OTHER EXPENSES (INCOME):
Interest expense                                                       137,419
Other income                                                            (6,941)
                                                                   -----------

                                                                       130,478
                                                                   -----------

NET INCOME                                                         $ 2,425,581
                                                                   ===========

See notes to combined financial statements.

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

COMBINED STATEMENT OF STOCKHOLDERS EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 1999
---------------------------------------------------------------------------------------



                                                                    Notes
                                        Additional               Receivable
                                Common    Paid-in    Retained       From
                                 Stock    Capital    Earnings   Stockholders    Total

BALANCE, January 1, 1999       $ 6,000   $ 60,168  $   412,074  $ (540,000) $   (61,758)

  Payments on notes receivable     -          -            -        96,667       96,667
    from stockholders

  Distributions                    -          -     (1,444,544)        -     (1,444,544)

  Net income                       -          -      2,425,581         -      2,425,581
                               -------   --------  -----------  ----------  -----------

BALANCE, September 30, 1999    $ 6,000   $ 60,168  $ 1,393,111  $ (443,333) $ 1,015,946
                               =======   ========  ===========  ==========  ===========


See notes to combined financial statements.

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

COMBINED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                       $ 2,425,581
  Adjustment to reconcile net income to net cash flows
  from operating activities:
    Depreciation                                                        38,240
    Changes in operating assets and liabilities:
      Receivables, net                                               1,760,142
      Inventories                                                    3,030,154
      Prepaid expenses                                                  12,410
      Accounts payable                                              (1,177,492)
      Accrued expenses                                                 151,916
                                                                   -----------
           Net cash flows from operating activities                  6,240,951
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (26,072)
                                                                   -----------
           Net cash flows from investing activities                    (26,072)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in long-term notes receivable                            (1,173,434)
  Proceeds from issuance of short-term debt                            599,319
  Principal payments on short-term debt                               (700,000)
  Net decrease in revolving credit facility                         (2,300,000)
  Payments on notes receivable with stockholders                        96,667
  Distributions to stockholders                                     (1,444,544)
                                                                   -----------
           Net cash flows from financing activities                 (4,921,992)
                                                                   -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            1,292,887

CASH AND CASH EQUIVALENTS, Beginning of year                            93,353
                                                                   -----------

CASH AND CASH EQUIVALENTS, End of year                             $ 1,386,240
                                                                   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
  Cash paid during the period for:
    Interest                                                       $   137,204
                                                                   ===========

    Income taxes                                                   $       -
                                                                   ===========


See notes to combined financial statements.

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

NOTES TO COMBINED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


A.  NATURE OF OPERATIONS

    BASIS OF  PRESENTATION  - The  combined  financial  statements  include  the accounts of Michigan College Book Company, Inc. and Ned's Berkley Book Company, Inc. (the "Company") which are under common ownership and management. All significant intercompany balances and transactions between the combined companies have been eliminated.

    NATURE OF OPERATIONS - The Company participates in the college bookstore industry mainly through retailing of new and used college textbooks. The Company also wholesales college textbooks and retails men's and women's casual wear.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS - Cash and cash equivalents consist of cash on hand and in the bank as well as short-term investments with maturities of three months or less when purchased.

    INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the retail inventory method on the first-in, first-out
    (FIFO) basis.

    PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is determined using a combination of the straight-line and accelerated methods. The majority of property and equipment have estimated useful lives of five to seven years, with the exception of certain leasehold improvements which are depreciated over the lesser of 39 years or the lease term.

    FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, and accounts payable approximate fair value as of September 30, 1999, because of the relatively short maturity of these instruments.

    REVENUE RECOGNITION - The Company recognizes revenue from product sales at the time of sale.

    ADVERTISING COSTS - Advertising costs are expensed as incurred and were $136,051 for the period ended September 30, 1999.

    INCOME TAXES - The Company is organized as a Subchapter S Corporation for income tax purposes. Consequently, all income and related tax liabilities flow through to the stockholders. No provision or liability for federal income taxes has been recorded in the accompanying financial statements.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

    ACCOUNTING STANDARDS - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will be required to adopt this statement on January 1, 2001. The impact on the Company's financial position and results of operations has not been determined.

C.  RECEIVABLES

    Receivables are summarized as follows at September 30, 1999:


       Trade receivables                                            $  941,931
       Employee receivable                                              20,220
       Other                                                            48,621
                                                                     ---------
                                                                     1,010,772
           Less allowance for doubtful accounts                        (14,091)
                                                                     ---------

                                                                    $  996,681
                                                                     =========

D.  RELATED PARTIES

       Notes receivable from related parties, unsecured,
        interest of Prime plus one percent, 9.25% at
        September 30, 1999, terms of repayment undefined.           $1,400,000

       Notes receivable from related parties, unsecured,
        non-interest bearing, terms of repayment undefined.            360,627
                                                                     ---------

       Notes receivable - related parties                            1,760,627

       Notes receivable - other                                         36,985
                                                                     ---------

                                                                     1,797,612

        Less allowance for doubtful accounts                           (28,010)
                                                                     ---------

           Total long-term notes receivable                         $1,769,602
                                                                     =========

       Notes payable to related parties, unsecured, non-interest
        bearing, terms of repayment undefined.                      $  396,032

       Notes payable to stockholders, non-interest bearing,
        unsecured, terms of repayment undefined.                        98,967

       Notes payable to related parties, unsecured, interest
        of 12.25%, terms of repayment undefined.                        50,000
                                                                     ---------

           Total notes payable with related parties                 $  544,999
                                                                     =========

       Included in selling, general and administrative expenses is $16,200 of rent paid to certain owners of the Company under a verbal agreement to lease office and warehouse facilities.

       The following item has been classified as a reduction of stockholders equity at September 30, 1999:

           The Company has unsecured, non-interest bearing notes receivable from stockholders in the amount of $443,333 at September 30, 1999. There are no settlement terms for these notes receivable.

E.  INVENTORIES

    Inventories are summarized as follows at September 30, 1999:


       Wholesale                                                    $  173,451
       College bookstores                                            3,163,903
                                                                    ----------
                                                                    $3,337,354
                                                                    ==========
F.  PROPERTY AND EQUIPMENT

    A summary of the cost of property and equipment follows at September 30, 1999:

      Leasehold improvements                                        $  372,710
      Information systems                                              252,565
      Equipment                                                        222,736
      Automobiles and trucks                                            75,721
      Furniture and fixtures                                            53,843
      Construction in process                                           68,640
                                                                    ----------

                                                                    $1,046,215
                                                                    ==========
G.  NOTES PAYABLE

    Notes payable consist of amounts due to individuals bearing interest from 9% to 12% which have been extended verbally beyond their contractual maturities and are currently due on demand.

H.  LINE OF CREDIT

    The Company has a $2,500,000 revolving line of credit with a bank which accrues interest based on the prime rate (8.25% at September 30, 1999). The line of credit is collateralized by substantially all of the assets of the Company. The average borrowings under the line of credit for the period ended September 30, 1999 were approximately $1,600,000 at an average rate of 7.82%. The balance as of September 30, 1999 was $0.

I.  COMMITMENTS

    The Company leases bookstore facilities under noncancelable operating leases expiring at various dates through fiscal 2006. Certain lease payments are based on a percentage of sales, ranging from 3.0% to 8%. Aggregate minimum lease payments under these agreements for the years ending September 30, 1999 are as follows:

         2000                                                       $  594,257
         2001                                                          467,620
         2002                                                          315,188
         2003                                                          236,972
         2004                                                           79,019
         Thereafter                                                     69,073
                                                                    ----------

                                                                    $1,762,129
                                                                    ==========

    Total rent expense for the nine months ended September 30, 1999 was approximately $484,421. Percentage rent expense for the nine months ended September 30, 1999 was approximately $25,680.

J.  EMPLOYEE BENEFIT PLAN

    The Company sponsors a 401(k) profit sharing plan for employees who have completed six months of continuous service. The eligible employees may elect to contribute up to the maximum allowable in accordance with the applicable Internal Revenue Code Sections. The Company does not match the employees contribution.

K.  PENDING SALE OF COMPANY

    On August 9, 1999 the owners of the Company signed a letter of intent to sell certain assets of the Company. The assets to be sold include all inventory, property and equipment, real property, and leasehold interests for the retail and warehouse facilities. The anticipated closing date for the sale is November 10, 1999.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


        The unaudited pro forma combined balance sheet and statements of operations of the Company have been prepared to give effect to the acquisition of certain assets and liabilities of Ned's Bookstores and the issuance of 87,922 shares of the Company's Class A Common Stock to certain of the Company's shareholders to assist in financing the acquisition. The gross purchase price was approximately $10.8 million. At closing, NBC paid the former shareholders of Ned's Bookstores approximately $10.0 million, exclusive of liabilities assumed of $0.5 million, a $0.1 million payable for a covenant not to compete, and additional liabilities incurred of $0.2 million related to the acquisition. NBC acquired the inventory, prepaid expenses, and property and equipment of Ned's Bookstores. Liabilities were assumed for the amount of current assets acquired above $1.9 million.

        The unaudited pro forma combined balance sheet and statements of operations have been derived from, and should be read in conjunction with, the historical financial statements and related notes of the Company and Ned's Bookstores. The Company's historical statements of operations have been adjusted to reflect the pro forma effects of the June 4, 1999 acquisition of Triro, Inc. as presented in the Company's Current Report on Form 8-K/A (Amendment No. 2) and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999 filed with the Securities and Exchange Commission on December 29, 1999 and November 15, 1999, respectively. The historical statement of operations for Ned's Bookstores presented in the unaudited pro forma combined statement of operations for the year ended March 31, 1999 reflects activity for Ned's Bookstores' fiscal year ended December 31, 1998. Revenues and net income for Ned's Bookstores for the three months ended March 31, 1999 were approximately $7.0 million and $1.1 million, respectively. The unaudited pro forma combined statements of operations assume that all such transactions occurred at the beginning of each period presented. The unaudited pro forma combined balance sheet assumes that the acquisition of Ned's Bookstores and issuance of 87,922 shares of the Company's Class A Common Stock occurred as of September 30, 1999.

        The unaudited pro forma combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the transactions occurred at the beginning of each period presented, nor do they purport to indicate the results of future operations.

 NBC ACQUISITION CORP.

 UNAUDITED PRO FORMA COMBINED BALANCE SHEET
 SEPTEMBER 30, 1999
 -------------------------------------------------------------------------------------------------------------------------------
                                                          NBC
                                                       Acquisition         Ned's        Pro Forma
                                                          Corp.         Bookstores     Adjustments        Pro Forma
                                                     ---------------  --------------  -------------    ---------------
 ASSETS

 CURRENT ASSETS:
     Cash and cash equivalents                        $  22,588,568     $ 1,386,240   $ (1,386,240)(A)  $  22,588,568
                                                                                       (10,036,566)(C)
                                                                                         4,612,988 (F)
                                                                                         5,423,578 (F)

     Receivables                                         33,134,286         996,681     (1,197,185)(D)     32,933,782
     Inventories                                         53,341,309       3,337,354            -           56,678,663
     Deferred income tax benefit                          1,491,693             -           57,487 (C)      1,549,180
     Prepaid expenses and other assets                      273,258          32,311            -              305,569
                                                      -------------     -----------   ------------      -------------
              Total current assets                      110,829,114       5,752,586     (2,525,938)       114,055,762

 PROPERTY AND EQUIPMENT                                  34,242,974       1,046,215       (683,833)(B)     34,605,356
     Less accumulated depreciation                       (9,183,529)       (683,833)       683,833 (B)     (9,183,529)
                                                      -------------     -----------   ------------      -------------
                                                         25,059,445         362,382            -           25,421,827

 GOODWILL AND OTHER INTANGIBLES, net of amortization     43,989,077             -        7,967,697 (C)     51,956,774

 OTHER ASSETS                                             4,064,919          14,900        (14,900)(A)      4,064,919

 LONG-TERM NOTES RECEIVABLE                                     -         1,769,602     (1,769,602)(A)            -
                                                      -------------     -----------   ------------      -------------

                                                      $ 183,942,555     $ 7,899,470   $  3,657,257      $ 195,499,282
                                                      =============     ===========   ============      =============

 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 CURRENT LIABILITIES:
     Accounts payable                                 $  29,756,939     $ 5,459,778   $ (4,039,617)(E)   $  31,177,100
     Accrued employee compensation and benefits           3,926,125             -              -            3,926,125
     Accrued interest                                     1,345,438             -              -            1,345,438
     Accrued expenses                                       754,046         574,828       (574,828)(A)        754,046
     Income tax payable                                   3,249,301             -              -            3,249,301
     Deferred revenue                                       308,896             -              -              308,896
     Notes payable                                              -           303,919       (303,919)(A)            -
     Notes payable with related parties                         -           544,999       (544,999)(A)            -
     Current maturities of long-term debt                 3,674,093             -              -            3,674,093
     Current maturities of capital lease obligations        104,744             -              -              104,744
     Revolving credit facility                                  -               -        5,423,578 (F)      5,423,578
                                                      -------------     -----------   ------------      -------------
              Total current liabilities                  43,119,582       6,883,524        (39,785)        49,963,321

 LONG-TERM DEBT, net of current maturities              218,025,971             -              -          218,025,971

 CAPITAL LEASE OBLIGATIONS, net of current maturities       164,338             -              -              164,338

 OTHER LONG-TERM LIABILITIES                                212,239             -          100,000 (K)        312,239

 STOCKHOLDERS' EQUITY (DEFICIT):
     Class A common stock                                    11,580           6,000         (5,121)(G)         12,459
     Additional paid-in capital                          59,775,876          60,168      4,551,941 (H)     64,387,985
     Notes receivable from stockholders                    (482,630)       (443,333)       443,333 (I)       (482,630)
     Retained earnings (deficit)                       (136,884,401)      1,393,111     (1,393,111)(J)   (136,884,401)
                                                      -------------     -----------   ------------      -------------
              Total stockholders' equity (deficit)      (77,579,575)      1,015,946      3,597,042        (72,966,587)
                                                      -------------     -----------   ------------      -------------

                                                      $ 183,942,555     $ 7,899,470   $  3,657,257      $ 195,499,282
                                                      =============     ===========   ============      =============


 See notes to unaudited pro forma combined balance sheet.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET


(A) Allocation of the purchase price is based on the fair value of the assets and liabilities acquired. NBC acquired the inventory, prepaid expenses, and property and equipment of Ned's Bookstores. Liabilities were assumed for the amount of current assets acquired in excess of $1.9 million. The adjustment to eliminate the assets and liabilities that were not acquired from the Ned's Bookstores shareholders is as follows:

               Ned's Bookstores assets not acquired:
                  Cash                                    $ (1,386,240)
                  Receivables (see note D)                    (996,681)
                  Long-term notes receivable                (1,769,602)
                  Other assets                                 (14,900)
                                                          ------------
                      Total assets                          (4,167,423)
                                                          ------------

               Ned's Bookstores liabilities not acquired:
                  Accounts payable, net of working
                    capital adjustment (see note E)         (3,990,113)
                  Accrued expenses                            (574,828)
                  Notes payable                               (303,919)
                  Related party notes payable                 (544,999)
                                                          ------------
                      Total liabilities                     (5,413,859)
                                                          ------------

               Net liabilities not acquired               $  1,246,436
                                                          ============

(B) Adjustment to record the basis in Ned's Bookstores' property and equipment net of accumulated depreciation.

               Ned's Bookstores accumulated depreciation        $ 683,833
                                                                =========

(C) Adjustment to the net assets of Ned's Bookstores to reflect fair values under purchase accounting and record the purchase price of Ned's
     Bookstores. In addition to the net assets of Ned's Bookstores, an adjustment was also recorded to establish a deferred tax asset related to inventory. Ned's Bookstores was organized as a Subchapter S Corporation for income tax purposes, therefore no deferred tax items were included in its balance sheet as of September 30, 1999.

       Purchase price of Ned's Bookstores                                          $ 10,036,566
          Ned's Bookstores net assets at September 30, 1999             $ 1,015,946
          Net liabilities of Ned's Bookstores not acquired (see note A)   1,246,436
                                                                        -----------
            Ned's Bookstores net assets acquired in acquisition           2,262,382
          Additional liabilities incurred as a result of acquisition       (151,000)
          Remaining obligation under covenant not to compete               (100,000)
          Deferred tax asset associated with net assets acquired             57,487
                                                                        -----------
                                                                                      2,068,869
                                                                                   ------------
       Excess of purchase price over net assets acquired                              7,967,697
       Covenant not to compete                                                          150,000
                                                                                   ------------
       Goodwill                                                                    $  7,817,697
                                                                                   ============


(D) Adjustment to eliminate the business activities occurring between NBC's wholesale operations and Ned's Bookstores and adjust for receivables not assumed in the acquisition.

         Elimination of intercompany receivables              $   (200,504)
         Adjustment for receivables not acquired (see note A)     (996,681)
                                                              ------------
                                                              $ (1,197,185)
                                                              ============


(E) Adjustment to eliminate the business activities occurring between NBC's wholesale operations and Ned's Bookstores, record additional liabilities incurred as a result of the acquisition, and adjust for liabilities not assumed in the acquisition.

         Elimination of intercompany payables (see note D) $ (200,504) Additional liabilities incurred as a result
          of acquisition (see note C)                              151,000
         Adjustment for liabilities not acquired (see note A)   (3,990,113)
                                                               -----------
                                                              $ (4,039,617)
                                                               ===========

     Accounts payable were assumed only to the extent that current assets acquired exceeded Ned's Bookstores' average working capital of $1.9 million. Liabilities not acquired were determined as follows:

         Current assets acquired:
           Inventory                                          $  3,337,354
           Prepaid expenses                                         32,311
                                                              ------------
                                                                 3,369,665
         Less average working capital                           (1,900,000)
                                                              ------------
         Accounts payable assumed                                1,469,665
         Less total accounts payable                            (5,459,778)
                                                              ------------
         Liabilities not acquired                             $ (3,990,113)
                                                              ============


(F) Adjustment to record additional borrowings under the revolving credit facility which, in conjunction with the proceeds received from the issuance of 87,922 shares of the Company's Class A Common Stock to certain of its shareholders, were utilized to fund the acquisition. Such borrowings are comprised of the following components:

         Purchase price of Ned's Bookstores (see note C)      $ 10,036,566
         Proceeds from issuance of Class A Common Stock         (4,612,988)
                                                              ------------
         Additional borrowings under revolving credit
          facility                                            $  5,423,578
                                                              ============

(G) Adjustment to eliminate Ned's Bookstores common stock and record issuance of 87,922 shares of the Company's Class A Common Stock to certain of its shareholders.

         Issuance of 87,922 shares of Class A Common Stock        $    879
         Elimination of Ned's Bookstores Common Stock               (6,000)
                                                                  --------
                                                                  $ (5,121)
                                                                  ========


(H) Adjustment to eliminate Ned's Bookstores additional paid-in capital and record $4,612,988 in proceeds from the issuance of 87,922 shares of the Company's Class A Common Stock to certain of its shareholders.

         Proceeds from issuance of 87,922 shares of                 $ 4,612,988
           Class A Common Stock (see note F)
         Less par value of stock issued (see note G)                        879
                                                                    -----------
         Additional paid-in capital from issuance of Common Stock                4,612,109
         Elimination of Ned's Bookstores additional paid-in capital                (60,168)
                                                                               -----------
                                                                               $ 4,551,941
                                                                               ===========


(I) Adjustment to eliminate Ned's Bookstores notes receivable from stockholders of $443,333.

(J)  Adjustment to eliminate Ned's Bookstores retained earnings of $1,393,111.

(K) Adjustment to record obligation on $150,000 covenant not to compete agreement established with Ned's Bookstores' principal accounting officer at the time of acquisition. The remaining $50,000 of such obligation was paid at closing.

NBC ACQUISITION CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED SEPTEMBER 30, 1999
----------------------------------------------------------------------------------------------------------

                                                NBC
                                            Acquisition        Ned's         Pro Forma
                                               Corp.        Bookstores      Adjustments        Pro Forma
                                           -------------  -------------    -------------     -------------
REVENUES, net of returns                   $ 145,867,868 $ 10,528,845     $    (167,259) (A) $ 156,229,454

COSTS OF SALES                                89,914,694    6,775,988          (175,768) (A)    96,514,914
                                           ------------- -------------    -------------       ------------

            Gross profit                      55,953,174    3,752,857             8,509         59,714,540

OPERATING EXPENSES:
    Selling, general and administrative       30,820,884    2,326,074           (87,027) (B)    33,059,931
    Depreciation                               1,277,296       25,202               -            1,302,498
    Amortization                               4,195,592          -           1,327,949  (C)     5,523,541

                                           ------------- -------------    -------------      -------------
                                              36,293,772    2,351,276         1,240,922         39,885,970
                                           ------------- -------------    -------------      -------------

INCOME FROM OPERATIONS                        19,659,402    1,401,581        (1,232,413)        19,828,570

OTHER EXPENSES (INCOME):
    Interest expense                          12,019,978      120,145            27,919  (D)    12,168,042
    Interest income                              (99,810)         -              49,897  (E)       (49,913)
    Other income                                (534,740)      (6,941)            8,509  (A)      (533,172)
                                           ------------- -------------    -------------      -------------

                                              11,385,428      113,204            86,325         11,584,957
                                           ------------- -------------    -------------      -------------

INCOME BEFORE INCOME TAXES                     8,273,974    1,288,377        (1,318,738)         8,243,613

INCOME TAX EXPENSE                             4,187,690          -             (11,537) (F)     4,176,153
                                           ------------- -------------    -------------      -------------

NET INCOME                                 $   4,086,284 $  1,288,377     $  (1,307,201)       $ 4,067,460
                                           ============= ============     =============      =============



EARNINGS PER SHARE (NOTE G):
    Basic                                  $        3.53                                     $        3.27
                                           =============                                     =============

    Diluted                                $        3.53                                     $        3.27
                                           =============                                     =============

WEIGHTED-AVERAGE SHARES OUTSTANDING:
    Basic                                      1,156,381                                         1,244,303
                                           =============                                     =============

    Diluted                                    1,156,381                                         1,244,303
                                           =============                                     =============



See notes to unaudited pro forma combined statement of operations.

 NBC ACQUISITION CORP.

 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
 YEAR ENDED MARCH 31, 1999
 ----------------------------------------------------------------------------------------------------------------------

                                                NBC
                                            Acquisition        Ned's     Pro Forma
                                               Corp.        Bookstores  Adjustments       Pro Forma
                                           -------------  ------------ ------------     -------------
 REVENUES, net of returns                  $ 241,120,287  $ 18,328,554 $  (356,835) (A) $ 259,092,006

 COSTS OF SALES                              153,436,111    12,371,954    (374,609) (A)   165,433,456
                                           -------------  ------------ ------------     -------------

             Gross profit                     87,684,176     5,956,600      17,774         93,658,550

 OPERATING EXPENSES:
     Selling, general and administrative      57,337,985     4,954,425    (443,849) (B)    61,848,561
     Depreciation                              2,750,085       103,488         -            2,853,573
     Amortization                              9,186,708            -    2,655,899  (C)    11,842,607

                                           -------------  ------------ ------------     -------------
                                              69,274,778     5,057,913   2,212,050         76,544,741
                                           -------------  ------------ ------------     -------------

 INCOME FROM OPERATIONS                       18,409,398       898,687  (2,194,276)        17,113,809

 OTHER EXPENSES (INCOME):
     Interest expense                         23,088,749       177,119     135,279  (D)    23,401,147
     Interest income                            (329,822)          -        97,624  (E)      (232,198)
     Other income                             (1,125,155)      (15,873)     17,774  (A)    (1,123,254)
                                           -------------  ------------ ------------     -------------

                                              21,633,772       161,246     250,677         22,045,695
                                           -------------  ------------ ------------     -------------

 INCOME (LOSS) BEFORE INCOME TAXES            (3,224,374)      737,441  (2,444,953)        (4,931,886)

 INCOME TAX EXPENSE                            1,117,476           -      (648,854) (F)       468,622
                                           -------------  ------------ ------------     -------------

 NET INCOME (LOSS)                         $  (4,341,850) $    737,441 $(1,796,099)     $  (5,400,508)
                                           =============  ============ ============     =============



 EARNINGS (LOSS) PER SHARE (NOTE G):
     Basic                                       $ (3.77)                                     $ (4.36)
                                           ==============                               =============

     Diluted                                     $ (3.77)                                     $ (4.36)
                                           ==============                               =============

 WEIGHTED-AVERAGE SHARES OUTSTANDING:
     Basic                                     1,151,060                                    1,238,982
                                           =============                                =============

     Diluted                                   1,151,060                                    1,238,982
                                           =============                                =============



 See notes to unaudited pro forma combined statement of operations.

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


(A) Adjustment to eliminate the business activities occurring between NBC's wholesale operations and Ned's Bookstores.

                                            Six months            Year
                                              ended              ended
                                         September 30, 1999  March 31, 1999
                                         ------------------  --------------
       Commission income                    $   8,509         $  17,774
       Wholesale revenues from book sales     167,259           356,835
                                           ----------        ----------
                                            $ 175,768         $ 374,609
                                           ==========        ==========

(B) Adjustment to reflect saving the salary and benefit costs of the former Ned's Bookstores' shareholders who were no longer employed following the acquisition.

(C) Adjustment to record amortization on the excess of purchase price over net assets acquired utilizing a three-year amortization period.

(D)  Adjustment  to  eliminate  interest  costs  associated  with  debt of Ned's
     Bookstores which was not assumed by NBC and to record interest costs associated with the utilization of NBC's revolving credit facility to finance a portion of the acquisition. Interest expense under the revolving credit facility was calculated utilizing a 9.1% and 9.6% interest rate (average interest rate under the revolving credit facility for the six months ended September 30, 1999 and the year ended March 31, 1999, respectively) and assuming that NBC utilized the revolving credit facility approximately 60% of the year.

                                                Six months           Year
                                                  ended             ended
                                            September 30, 1999  March 31, 1999
                                            ------------------  --------------
       Ned's Bookstores interest expense       $ (120,145)        $(177,119)
       Additional revolving credit facility
          interest expense                        148,064           312,398
                                              -----------        ----------
                                               $   27,919         $ 135,279
                                              ===========        ==========

(E) Adjustment to reduce interest income as a result of cash utilized to repay the additional revolving credit facility indebtedness resulting from financing the acquisition. The reduction in interest income was calculated utilizing a 4.6% and 4.5% interest rate (average interest rate earned on NBC's short-term investment account for the six months ended September 30, 1999 and the year ended March 31, 1999, respectively) and assuming that NBC was out of the revolving credit facility approximately 40% of the year.

(F) Adjustment to reflect the effect of pro forma adjustments on taxable income and to record income tax expense for Ned's Bookstores at an assumed effective tax rate of 38% (based on statutory rate).

                                                Six months           Year
                                                 ended              ended
                                             September 30, 1999  March 31, 1999
                                             ------------------- --------------
        Ned's Bookstores income tax expense     $  489,583         $ 280,228
        Effect of adjustments on income
          tax expense                             (501,120)         (929,082)
                                              -------------      ------------
                                                $  (11,537)        $(648,854)
                                              =============      ============

(G) Pro forma earnings per share has been calculated assuming the 87,922 shares of Class A Common Stock issued to finance the acquisition were outstanding for the entire six months ended September 30, 1999 and the year ended March 31, 1999.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized in the City of Lincoln, Nebraska, on January 25, 2000.

                                    NBC ACQUISITION CORP.



                                    /s/  Mark W. Oppegard
                                   -----------------------------------
                                    Mark W. Oppegard
                                    President, Secretary and Director



                                    /s/  Alan G. Siemek
                                   -----------------------------------
                                    Alan G. Siemek
                                    Vice President and Treasurer
                                    (Principal Financial and Accounting Officer)